Exhibit 4.2

BY-LAW NO. 5

(repealing and replacing By-Law No. 3 and By-Law No. 4)

A by-law relating generally to the conduct of the affairs of

CRONOS GROUP INC.

(hereinafter called the “Corporation”)

BE IT ENACTED and it is hereby enacted as a by-law of the Corporation as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this by-law of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act (Ontario) or any statute which may be substituted therefor, including the regulations made thereunder as amended from time to time;

“Applicable Securities Laws” means the applicable securities legislation in Canada, the United States and any other relevant jurisdiction, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority;

“appoint” includes “elect” and vice versa;

“Articles” means the original or restated articles of incorporation or articles of amendment, amalgamation, continuance, arrangement or revival of the Corporation;

“Board” means the board of directors of the Corporation;

“By-laws” means this by-law and all other by-laws of the Corporation in force and effect from time to time, and any amendments which may be made to such by-laws from time to time;

“Director” means a member of the Board;

“entity” means a body corporate, a partnership, a trust, a joint venture or an unincorporated association or organization;

“meeting of shareholders” or “Shareholders Meeting” means an annual meeting of shareholders and a special meeting of shareholders;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Legislation Act, 2006 (Ontario);

“person” includes any individual, body corporate, partnership, trust, joint venture or unincorporated organization or association;

“recorded address” means:

(a)	in the case of a shareholder, his or her address as recorded in the securities register of the Corporation;

(b)	in the case of joint shareholders, the address appearing in the securities register of the Corporation in respect of the joint holding or the first address so appearing if there is more than one;

(c)	in the case of an officer, auditor or member of a committee of the Board, his or her latest address as recorded in the records of the Corporation; and

(d)	in the case of a Director, his or her latest address as recorded in the most recent notice filed under the Corporations Information Act (Ontario),

“special meeting” includes a meeting of any class or classes of shareholders, and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders.

1.2	Interpretation

(a) Unless otherwise defined herein, the defined terms set out in the Act have the same meanings when used in this By-law.

(b) For the purposes of this By-law:

(i)	the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(ii)	the word “or” is not exclusive;

(iii)	the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this By-law as a whole;

(iv)	whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate; and

(v)	whenever the masculine is used herein, the same shall include the feminine, and whenever the feminine is used herein, the same shall include the masculine, where appropriate.

(c) Unless the context otherwise requires, references herein:

(i)	to sections mean the sections of this By-law;

(ii)

to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and

(iii)	to a statute, including the Act, means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

ARTICLE 2

MEETINGS OF SHAREHOLDERS

2.1	Place of Meetings

All meetings of the shareholders shall be held at such place in or outside Ontario as the Board determines or, in the absence of such a determination, at the place stated in the notice of meeting, or, if no place is stated in the notice of meeting, at the registered office of the Corporation.

2.2	Annual Meetings

The annual meeting of the shareholders for the election of Directors, consideration of the financial statements, the reappointment of the incumbent auditor, if any, and for the transaction of ordinary business or special business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board and stated in the notice of the meeting.

2.3	Special Meetings

Special meetings of shareholders for any purpose or purposes shall be called pursuant to a resolution approved by the Board or requisition by shareholders in accordance with the Act. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

2.4	Fixing the Record Date

In order that the Corporation may determine the shareholders entitled to notice of any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which date shall be not more than 60 nor less than 30 days before the date of such meeting, and notice of any record date shall be given not less than seven days before the record date, by newspaper advertisement in the manner provided by the Act and as required by any relevant stock exchange. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of a meeting of shareholders shall be at the close of business on the day before the date on which the notice is given, or, if no notice is given, shall be the day on which the meeting is held. A determination of shareholders entitled to notice of a meeting of shareholders shall apply to any adjournment of the meeting; provided however, that the Board may fix a new record date for the determination of shareholders entitled to vote at the adjourned meeting, and, in such case, it shall comply with the Act and this By-law in setting such date.

In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 50 days before such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board passes the resolution relating thereto.

2.5	Adjournments

The chair presiding at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting decides, adjourn the meeting from time to time and from place to place subject to this Section 2.5. Any meeting of the shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any. If the adjournment is for less than 30 days, the Corporation need not give notice of the adjourned meeting other than by announcement at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting using the same process for an original notice of meeting. If after the adjournment a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board shall give notice of the new record date and notice of the adjourned meeting to each shareholder entitled to vote at the adjourned meeting in accordance with the Act and this By-law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.6	Notice of Meetings

Notice of the place, if any, date, hour, and means of remote communication, if any, of every meeting of shareholders shall be given by the Corporation not less than 21 days, and not more than 50 days before the meeting to every shareholder entitled to vote at the meeting as of the record date, to each Director, and to the Corporation’s auditor, if any. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called in sufficient detail to permit the shareholder to form a reasoned judgment on special business, and include the text of any special resolution or by-law to be submitted at the meeting. Except as otherwise provided herein or permitted by applicable law, notice to shareholders shall be in writing and delivered personally or mailed to the shareholders at their recorded address. Without limiting the manner by which notice otherwise may be given effectively to shareholders, notice of meetings may be given to shareholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any shareholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the shareholder attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is unlawfully called. Any shareholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

2.7	Quorum

Quorum for any meeting of shareholders shall be shareholders, personally present or represented by proxy, holding no less than 33 1/3% of the outstanding shares of the applicable class of shares. No business shall be transacted at any meeting unless the requisite quorum be present at the time of the transaction of such business. If a quorum is not present at the time appointed for a meeting of shareholders or within such reasonable time thereafter as the shareholders present may determine, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business and the provision of this by-law with regard to notice shall apply to such adjournment.

2.8	Conduct of Meetings

At every meeting of shareholders, the chair of the Board, or in his or her absence or inability to act, the vice-chair of the Board, or, in his or her absence or inability to act, the individual whom the Chief Executive Officer appoints, shall act as chairperson of, and preside at, the meeting. The secretary or, in his or her absence or inability to act, the individual whom the meeting’s chairperson appoints as secretary of the meeting, shall act as secretary and keep the meeting’s minutes. The chairperson of any shareholders’ meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include: (a) establishing an agenda or order of business for the meeting; (b) determining when the polls shall open and close for any given matter to be voted on at the meeting; (c) establishing rules and procedures for maintaining order at the meeting and the safety of those present; (d) limiting attendance at or participation in the meeting to registered shareholders of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (e) restricting entry to the meeting after the time fixed for the commencement thereof; and (f) limiting the time allotted for participants’ questions or comments.

2.9	Voting; Proxies

Unless otherwise required by law, the election of Directors shall be by show of hands unless a ballot is demanded in which case such election shall be by ballot. Unless otherwise required by law, the Articles, or this By-law, any matter, other than the election of Directors, brought before any meeting of shareholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. In the case of an equality of votes on a show of hands, a ballot or the results of telephonic or electronic voting, the chairperson of the meeting shall not have a second or casting vote in addition to an original vote as a shareholder. Voting at meetings of shareholders need not be by written ballot, except where a ballot is demanded by a shareholder or proxy holder entitled to vote at the meeting. Each shareholder entitled to vote at a meeting of shareholders or to express approval of any resolution in writing may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon except at the meeting in respect of which it is given or any adjournment thereof. A proxy may be revoked before the meeting. A shareholder may revoke any proxy by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. The board may by resolution specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting or an adjournment thereof by not more than 48 hours exclusive of any part of a non-business day, before which time proxies to be used at such meeting must be deposited.

2.10	Omissions and Errors

The accidental omission to give any notice to any shareholder, Director, officer, member of a committee of the Board or auditor, the non-receipt of any notice by any such person where the Corporation has provided notice in accordance with the By-laws, or any error in any notice not affecting its substance, shall not invalidate any action taken at any meeting to which the notice pertained or otherwise founded on such notice.

ARTICLE 3

DIRECTORS

3.1	Powers of the Board

The Board shall manage, or supervise the management of, the business and affairs of the Corporation.

3.2	Fees and Expenses

The remuneration to be paid to the Directors shall be such as the Board shall from time to time determine and such remuneration shall be in addition to the salary paid to any officer or employee of the Corporation who is also a member of the Board. The Directors may also award special remuneration to any director undertaking any special services on the Corporation’s behalf other than the routine work ordinarily required of a director by the Corporation and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The Directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefore.

3.3	Place of Board Meetings

All meetings of the Board may be held at any place within or outside Ontario. In any financial year of the Corporation, a majority of the meetings of the Board need not be held within Canada.

3.4	Regular Meetings

The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each Director forthwith after being passed, and no further notice shall be required for any such regular meeting expect where the act requires the purpose thereof or the business to be transacted thereat to be specified.

3.5	Calling of Meetings

Meetings of the Board shall be held from time to time at such place, on such day and at such time as the Board, the chairperson of the Board or any two Directors may determine. Meetings are called by the chairperson of the Board or by the secretary upon being asked to call such a meeting.

3.6	Notice of Meetings

Except as set out in Section 3.4, the notice stating the time and place of a meeting of the Board and the general nature of any business to be transacted at the meeting shall be given to each Director at least 48 hours before the meeting is to occur.

3.7	Telephone Meetings.

Board meetings or meetings of any committees of the Board may be held by means of telephonic, electronic or other communication facility that permits all participants to communicate with each other simultaneously and instantaneously, and such participation by a Director or a member of a committee in a meeting shall constitute presence in person at such meeting.

3.8	Adjourned Meetings.

A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each Director, whether or not present at the time of the adjournment. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.9	Notices

Unless otherwise stated in these By-laws, whenever notice is required to be given to any Director by applicable law, the Articles or this By-law, such notice shall be deemed to be given effectively if given in person, by telephone, by facsimile, e-mail or by other means of electronic transmission or by overnight courier to the Director’s recorded address.

3.10	Waiver of Notice

Whenever notice to Directors is required by applicable law, the Articles or this By-law, a waiver thereof, in writing signed by the Director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was unlawfully called. Neither the business to be transacted at, nor the purpose of, any regular or ad hoc meeting of the Board or committee of the Board need be specified in any waiver of notice.

3.11	Organization

At each meeting of the Board, the chair of the Board or, in his or her absence, another Director selected by the Board shall preside. The secretary shall act as secretary at each meeting of the Board. If the secretary is absent from any meeting of the Board, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.12	Quorum of Directors

A majority of the number of Directors shall constitute a quorum for the transaction of business at any Board meeting. If the Board has fewer than three Directors, all Directors must be present to constitute a quorum.

3.13	Majority Vote

Except as otherwise expressly required by this By-law, the Articles or the Act, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. In the case of an equality of votes, the chairperson of the meeting shall not have a second or casting vote in addition to his or her original vote as a Director.

3.14	Resolution in Writing of Board

Unless otherwise restricted by the Articles or this By-law, any resolution required or permitted to be passed at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or committee members, as the case may be, entitled to vote thereon consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board or committee in accordance with the Act.

3.15	Committees of the Board

The Board may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting shall vote on any matter. Any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent authorized by the Board and subject to the limitations in the Act.

3.16	Duties of Directors and Officers

Every Director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

3.17	Limitation of Liability

Subject to the Act, no Director or officer shall be liable for the acts, omissions, failures, neglects or defaults of any other Director, officer or employee, or for joining in any act for conformity, or for any loss, damage or expense suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his or her office or in relation thereto. Nothing herein shall relieve any Director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

3.18	Indemnity

(a) To the fullest extent permitted by law, the Corporation shall indemnify a Director or officer of the Corporation, a former Director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer (or an individual acting in a similar capacity) of another entity, against all liability, costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(b) The Corporation shall advance monies to a Director, officer or other individual for the costs, charges and expenses of a proceeding referred to in Section 3.18(a). The individual shall repay the monies if he or she does not fulfill the conditions of Section 3.18(c).

(c) The Corporation shall not indemnify an individual under Section 3.18(a) unless he or she (i) acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which he or she acted as a director or officer or in a similar capacity at the Corporation’s request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

(d) The Corporation shall also indemnify the individual referred to in Section 3.18(a) in such other circumstances as the Act or the law permits or requires.

(e) Nothing in this By-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this By-law, including under contract, insurance, applicable law or otherwise.

ARTICLE 4

ADVANCE NOTICE FOR NOMINATION OF DIRECTORS

4.1	Limitation on Nominations of Directors

Subject only to the Act and the Articles, only individuals who are nominated in accordance with the procedures set out in this ARTICLE 4 and who, at the discretion of the Board, satisfy the qualifications of a Director as set out in the Act shall be eligible for election as Directors of the Corporation.

4.2	Nomination Procedures

Nominations of individuals for election to the Board may be made at any annual Shareholders Meeting or at any special Shareholders Meeting if one of the purposes for which the special Shareholders Meeting was called was the election of directors. Such nominations may be made in the following manner:

(a)

by or at the direction of the Board, including pursuant to a notice of meeting, including, for clarity, any nominees of a shareholder who are proposed by the Board for election in the notice of meeting, whether pursuant to an agreement with such shareholder or otherwise;

(b)

by or at the direction or request of one or more shareholders of the Corporation pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of meeting of the shareholders of the Corporation made in accordance with the provisions of the Act; or

(c)	by any person (a “Nominating Shareholder”):

(i)

who, at the close of business on the date of the giving of the notice provided below in Section 4.3 and on the record date for notice of such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and

(ii)	who complies with the notice procedures set forth below in this Section 4.3.

4.3	Nominations by a Nominating Shareholder

(a) In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation at the principal executive offices of the Corporation. To be timely, a Nominating Shareholder’s notice to the secretary of the Corporation must be made:

(i)	in the case of an annual Shareholders Meeting, not less than 30 nor more than 65 days prior to the date of the annual Shareholders Meeting;

provided, however, that in the event that the annual Shareholders Meeting is to be held on a date that is less than 50 days after the date on which the first public announcement by the Corporation by press release (the “Notice Date”) of the date of the annual Shareholders Meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and

(ii)

in the case of a special Shareholders Meeting (which is not also an annual Shareholders Meeting) called for the purpose of electing Directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement by the Corporation by press release of the date of the special Shareholders Meeting was made.

(b) In no event shall any adjournment or postponement of a Shareholder Meeting or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

(c) To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Corporation must set forth:

(i)	the identity of the Nominating Shareholder and the number of voting securities held by the Nominating Shareholder;

(ii)

if the Nominating Shareholder is not the beneficial owner of all of those voting securities, the identity of the beneficial owner and the number of voting securities beneficially owned by that beneficial owner;

(iii)	with respect to the Nominating Shareholder and, if applicable, any beneficial owner, the following:

(A)

the class or series and number of any securities in the capital of the Corporation which are controlled, or over which control or direction is exercised, directly or indirectly, by the Nominating Shareholder or beneficial owner, and each person acting jointly or in concert with any of them (and for each such person any options or other rights to acquire shares in the capital of the Corporation, any derivatives or other securities, instruments or arrangements for which the price or value or delivery, payment or settlement obligations are derived from, referenced to, or based on any such shares, and any hedging transactions, short positions and borrowing or lending arrangements relating to such shares) as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(B)	any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the Nominating Shareholder or beneficial owner has a right to vote any shares in the capital of the Corporation on the election of directors;

(C)

in the case of a special Shareholders Meeting called for the purpose of electing Directors, a statement as to whether the Nominating Shareholder or beneficial owner intends to send an information circular and form of proxy to any shareholders of the Corporation in connection with the individual’s nomination; and

(D)

any other information relating to the Nominating Shareholder or beneficial owner that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of Directors pursuant to the Act and Applicable Securities Laws; and

(E)	as to each individual whom the Nominating Shareholder proposes to nominate for election as a Director:

(I)	the name, age, business address and residential address of the individual;

(II)	the principal occupation or employment of the individual;

(III)

the class or series and number of securities in the capital of the Corporation which are beneficially owned, or over which control or direction is exercised, directly or indirectly, by such individual as of the record date for the Shareholders Meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and

(IV)

any other information relating to the individual that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of Directors pursuant to the Act and Applicable Securities Laws.

(d) A Nominating Shareholders’ notice to the Secretary of the Corporation must also state:

(i)

whether, in the opinion of the Nominating Shareholder and the proposed nominee, the proposed nominee would qualify to be an independent Director of the Corporation under sections 1.4 and 1.5 of National Instrument 52-110 –Audit Committees of the Canadian Securities Administrators (“NI 52-110”), sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Securities and Exchange Act of 1934, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation; and

(ii)

whether, with respect to the Corporation, the proposed nominee has a “material relationship” as defined in NI 52-110 or one or more of the relationships described in sections 1.4(3) or 1.5 of NI 52-110, sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Securities and Exchange Act of 1934, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation.

(e) The Corporation may require any proposed Director nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed Director nominee to serve as an independent Director of the Corporation or that could be material to a reasonable shareholder of the Corporation’s understanding of the independence, or lack thereof, of such proposed Director nominee.

(f) In addition to the provisions of this ARTICLE 4, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.

(g) Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Corporation, no individual shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this ARTICLE 4; provided, however, that nothing in this ARTICLE 4 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of Directors) at a Shareholders Meeting of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. A duly appointed proxyholder of a Nominating Shareholder shall be entitled to nominate at a Shareholders Meeting the Directors nominated by the Nominating Shareholder, provided that all of the requirements of this ARTICLE 4 have been satisfied. If the Nominating Shareholder or its duly appointed proxyholder does not attend at the Shareholders Meeting to present the nomination, the nomination shall be disregarded notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(h) In addition to the provisions of this ARTICLE 4, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.

(i) Notwithstanding any other provision of this ARTICLE 4, notice given to the secretary of the Corporation may only be given by personal delivery, and shall be deemed to have been given and made only at the time it is served by personal delivery to the secretary of the Corporation at the address of the principal executive offices of the Corporation; provided that if such delivery is made on a day which is a not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery shall be deemed to have been made on the subsequent day that is a business day.

(j) Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this ARTICLE 4.

(k) For greater certainty, nothing in this ARTICLE 4 shall limit the right of the Directors to fill a vacancy among the Directors in accordance with these By-laws.

ARTICLE 5

OFFICERS

5.1	Positions and Election

The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the Board.

5.2	Term

Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board may be removed by the Board at any time with or without cause by resolution of the Board. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board.

5.3	Duties of Officers May be Delegated

In case any officer is absent or for any other reason that the Board may deem sufficient, the president or the Board may delegate for the time being the powers or duties of such officer to any other officer or to any Director.

ARTICLE 6

SHARES, SHARE CERTIFICATES AND THEIR TRANSFER

6.1	Issuance of Shares

Subject to the Act, shares in the capital of the Corporation may be allotted and issued by resolution of the Board at such time and on such terms and conditions and to such persons or class or classes of persons as the Board determines provided that no share shall be issued until it is fully paid as provided by the Act.

6.2	Certificates Representing Shares

(a) The shares of the Corporation shall be represented by certificates except where the Board provides by resolution or resolutions that some or all of any class or series shall be uncertificated shares. Share certificates, if any, shall be in the form, other than bearer form, approved by the Board.

(b) Where applicable, certificates representing shares of each class or series shall be signed in the name of the Corporation by: (i) the chair of the Board, any vice-chair, the president or any vice-president; and (ii) the secretary, any assistant secretary, the treasurer or any assistant treasurer. Any or all such signatures may be electronic signatures. Although any officer, transfer agent or registrar whose manual or electronic signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

6.3	Transfers of Securities

(a) Securities of the Corporation shall be transferable in the manner prescribed by law and in this By-law. Transfers of securities shall be made on the books of the Corporation only by the registered holder thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated securities, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of securities shall be valid as against the Corporation for any purpose until it shall have been entered in the securities register of the Corporation by an entry showing from and to whom transferred.

(b) Subject to the Act, the Corporation may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Company’s records or on the share certificate.

(c) Subject to the Act, the Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation. By way of enforcement of such lien the Directors may reuse to permit the registration of a transfer of such share.

(d) If two or more persons are registered as joint holders of any share, the Company shall not be bound to issue more than one certificate, or in the case of an uncertificated security more than one notice, in respect thereof, and delivery of such certificate or notice to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate or notice issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such shares.

(e) In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agent.

6.4	Transfer Agents and Registrars

The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

6.5	Lost, Stolen or Destroyed Certificates

The Board may direct a new certificate or uncertificated security to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of a statutory declaration of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated security, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Corporation an indemnity bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated security and to charge a reasonable fee for such replacement.

ARTICLE 7

GENERAL PROVISIONS

7.1	Information Available to Shareholders

(a) Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Company’s business which in the opinion of the Directors it would be inexpedient in the interests of the Company to communicate to the public.

(b) The Directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Company except as conferred statute or authorized by the Board or by a. resolution of the shareholders.

7.2	Seal

The Corporation may, but need not, have a corporate seal. The seal of the Corporation (if any) shall be in such form as shall be approved by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board.

7.3	Execution of Documents

All contracts of the Corporation shall be executed on behalf of the Corporation by: (a) the president or any vice-president; (b) such other officer or employee of the Corporation authorized in writing by the president, with such limitations or restrictions on such authority as he or she deems appropriate; or (c) such other person as may be authorized by the Board, and, if required, the seal of the Corporation shall be thereto affixed and attested by the secretary or an assistant secretary.

7.4	Banking Arrangements

The banking business of the Corporation, or any part or division of the Corporation, shall be transacted with such bank, trust Corporation or other firm or body corporate as the Board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers of the Corporation or other individuals as the Board may designate, direct or authorize from time to time and to the extent thereby provided.

7.5	Voting Rights in Other Bodies Corporate

Any officer or director of the Corporation may execute and deliver proxies and take any other steps as in the officer’s or director’s opinion may be necessary or desirable to permit the exercise on behalf of the Corporation of voting rights attaching to any securities held by the Corporation. In addition, the Board may from time to time direct the manner in which and the individuals by whom any particular voting rights or class of voting rights may or shall be exercised.

7.6	Conflict with Applicable Law or Articles

This By-law is enacted subject to any applicable law and the Articles. Whenever this By-law may conflict with any applicable law or the Articles, such conflict shall be resolved in favour of such law or Articles.

7.7	Amendment and Repeal

Subject to the Articles, the Board may, by resolution, make, amend or repeal any By-law. Any such By-law, amendment or repeal shall be effective from the date of the resolution of the Board until the next meeting of shareholders where it may be confirmed, rejected or amended by the shareholders by ordinary resolution. If the By-law, amendment or repeal is confirmed or confirmed as amended by the shareholders, it remains effective in the form in which it was confirmed. Such By-law, amendment or repeal ceases to have effect if it is not submitted to the shareholders at the next meeting of shareholders or if it is rejected by the shareholders at the meeting.

All previous By-laws of the Corporation are repealed as of the coming into force of this By-law. The repeal shall not affect the previous operation of any By-laws so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made under, or the validity of any Articles or predecessor charter documents of the Corporation obtained under, any such By-law before its repeal. All officers and persons acting under the provisions of this By-law, and all resolutions of the shareholders or the Board or a committee of the Board with continuing effect passed under any repealed By-laws shall continue to be good and valid except to the extent inconsistent with this By-law and until amended or repealed.

MADE by resolution of the Directors of the Corporation as of the 31 of January, 2018.

CONFIRMED by the shareholders of the Corporation as of the 28th of June, 2018.